     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 10, 1998


                                                      REGISTRATION NO. 333-51015
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                     TWEETER HOME ENTERTAINMENT GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            ------------------------

             DELAWARE                             5731                            04-3417513
   (STATE OR OTHER JURISDICTION       (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
        OF INCORPORATION)             CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            ------------------------

                                 40 HUDSON ROAD
                           CANTON, MASSACHUSETTS 02021
                                 (781) 830-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                    JOSEPH MCGUIRE, CHIEF FINANCIAL OFFICER
                      TWEETER HOME ENTERTAINMENT GROUP, INC.
                                 40 HUDSON ROAD
                          CANTON, MASSACHUSETTS 02021
                                 (781) 830-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                KITT SAWITSKY, ESQ.                             EDWIN L. MILLER, JR., ESQ.
               DANIEL R. AVERY, ESQ.                          TESTA, HURWITZ & THIBEAULT, LLP
              GOULSTON & STORRS, P.C.                                 125 HIGH STREET
                400 ATLANTIC AVENUE                             BOSTON, MASSACHUSETTS 02110
            BOSTON, MASSACHUSETTS 02110

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM          PROPOSED MAXIMUM           AMOUNT OF
    TITLE OF EACH CLASS OF           AMOUNT TO BE         OFFERING PRICE PER        AGGREGATE OFFERING        REGISTRATION
  SECURITIES TO BE REGISTERED       REGISTERED(1)              SHARE(2)                  PRICE(2)                FEE(3)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value       3,116,500 Shares             $17.00                 $52,980,500               $16,055
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Includes 406,500 shares that the Underwriters have the right to purchase from the Company to cover over-allotments, if any.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.

(3) Previously paid by the Registrant upon its initial filing of this Registration Statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           SUBJECT TO COMPLETION

                                                                   JULY 10, 1998


                                2,710,000 SHARES

                     TWEETER HOME ENTERTAINMENT GROUP, INC.

[TWEETER LOGO]                  [BRYN MAWR LOGO]               [HI FI BUYS LOGO]

                                  COMMON STOCK

                            ------------------------

     Of the 2,710,000 shares of Common Stock of Tweeter Home Entertainment Group, Inc. (the "Company") offered hereby, 2,200,000 shares are being offered by the Company and 510,000 shares are being offered by the Selling Stockholders (including 259,856 shares which are being sold upon exercise of warrants which the Underwriters are acquiring from certain Selling Stockholders). The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Principal and Selling Stockholders." Upon completion of the Offering, the Company's current stockholders, including certain Selling Stockholders, will own approximately 55.4% of the Company's Common Stock and will continue to be able to influence significantly the affairs of the Company. See "Risk Factors -- Control by Existing Stockholders" and "Principal and Selling Stockholders." It is currently estimated that the initial public offering price will be between $15.00 and $17.00 per share. Application has been made for quotation of the Common Stock on the Nasdaq National Market under the symbol "TWTR."
                            ------------------------

        THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" COMMENCING ON PAGE 8.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------
                                 PRICE            UNDERWRITING              PROCEEDS               PROCEEDS TO
                                  TO              DISCOUNTS AND                TO                    SELLING
                                PUBLIC           COMMISSIONS(1)            COMPANY (2)            STOCKHOLDERS
--------------------------------------------------------------------------------------------------------------------
Per Share.................         $                    $                       $                       $
--------------------------------------------------------------------------------------------------------------------
Total (3).................         $                    $                       $                       $
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) See "Underwriting" for information relating to indemnification of the Underwriters.
(2) Before deducting expenses payable by the Company estimated at $900,000.
(3) The Company has granted the Underwriters a 30-day option to purchase up to 406,500 additional shares of Common Stock, solely to cover over-allotments, if any. To the extent that the option is exercised, the Underwriters will offer the additional shares at the Price to Public shown above. If the option is exercised in full, the total Price to Public, Underwriting
    Discounts and Commissions and Proceeds to Company will be $          ,
    $          and $          , respectively. See "Underwriting."
                            ------------------------


     The shares of Common Stock are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by them, and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the shares of Common Stock will be made at the offices of BT Alex. Brown Incorporated, Baltimore, Maryland, on or about , 1998.

BT ALEX. BROWN
                         PAINEWEBBER INCORPORATED
                                               DAIN RAUSCHER WESSELS
                                                  A DIVISION OF DAIN RAUSCHER
                                                         INCORPORATED

                THE DATE OF THIS PROSPECTUS IS           , 1998.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered, all of which will be paid solely by the Company.

SEC Registration Fee........................................  $ 16,055
NASD Filing Fee.............................................     5,800
NASDAQ Listing Fee..........................................    59,960
Printing, Engraving and Mailing Expenses....................   125,000
Legal Fees and Expenses.....................................   400,000
Accounting Fees and Expenses................................   275,000
Transfer Agent Fees and Expenses............................    12,000
Miscellaneous...............................................     6,185
                                                              --------
          TOTAL.............................................  $900,000

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Charter generally limits the liability of the Company's Directors to the Company to the fullest extent permitted from time to time by Delaware law. The DGCL permits, but does not require, a corporation to indemnify its directors, officers, employees or agents, and expressly provides that the indemnification provided for under the DGCL shall not be deemed exclusive of any indemnification right under any By-law, vote of stockholders or disinterested directors, or otherwise. The DGCL permits indemnification against expenses and certain other liabilities arising out of legal actions brought or threatened against such persons for their conduct on behalf of a corporation; provided, however, that each such person acted in good faith and in a manner that he reasonably believed was in or not opposed to such corporation's best interests and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The DGCL does not allow indemnification of directors in the case of an action by or in the right of a corporation (including stockholder derivative suits) unless the directors successfully defend the action or indemnification is ordered by the court.

     The Charter provides that directors and executive officers of the Company shall be and, in the discretion of the Board of Directors, other officers and non-officer employees may be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities actually and reasonably incurred in connection with service for or on behalf of the Company. The By-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any By-law, agreement, vote of stockholders, or otherwise. The Charter contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit. The provision does not alter a director's liability under the Federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

     Reference is also made to the Underwriting Agreement, which is filed as
Exhibit 1.1 to this Registration Statement.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Set forth in chronological order is information regarding the number of shares of capital stock sold, the number of options granted by the Company, and the amount of debt securities issued by the Company since March 31, 1995, the consideration received by the Company for such shares, options and debt instruments and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration is claimed. None of these securities were registered under the Securities Act. No sale of securities involved the use of an underwriter and no commissions were paid in connection with the sales of securities, except that the Company paid a placement fee of $500,000 to BankBoston, N.A., in connection with the subordinated loan referred to in paragraph 4 below.

          1. On November 28, 1995, the Company issued an aggregate of 911,787 shares of Series A Redeemable Convertible Preferred Stock to Weston Presidio Offshore Capital C.V., Natio Vie Developpement II, FCPR, BNP Venture Holding Corp., Jeffrey Bloomberg, Harriet Bloomberg, Armin Biller and Matthew Bronfman at a purchase price of $6.46 per share. These shares will be converted into 911,787 shares of Common Stock upon consummation of the Offering. At the same time, the Company redeemed shares of Common Stock from certain stockholders and issued the Redemption Note to such stockholders. The above securities were sold pursuant to Section 4(2) and Regulation D under the Securities Act.

          2. On May 13, 1996, the Company issued an aggregate of 788,349 shares of Series A Redeemable Convertible Preferred Stock to Advent Direct Investment Program Limited Partnership, Global Private Equity II Limited Partnership and Carolina Bloomberg at a purchase price of $6.46 per share. These shares will be converted into 788,349 shares of Common Stock upon consummation of the Offering. The securities were sold pursuant to Section 4(2) and Regulation D under the Securities Act.

          3. On March 7, 1997, in connection with a $2.0 million bridge loan from the Company's existing lender, the Company sold to Weston Presidio Offshore Capital, C.V., Natio Vie Developpement II, FCPR, BNP Venture Holding Corp., Jeffrey Bloomberg, Harriet Bloomberg, Armin Biller, Matthew Bronfman, Advent Direct Investment Program Limited Partnership, Global Private Equity II Limited Partnership and Carolina Bloomberg, pursuant to the terms of a Warrant and Debenture Commitment dated as of March 7, 1997, Warrants initially exercisable for an aggregate of 37,138 shares of Common Stock. The purchase price for each Warrant was $0.15 multiplied by the number of shares of Common Stock which could initially be purchased upon exercise in full of each Warrant. The exercise price for each such Warrant is $6.46 per share. The securities were sold pursuant to Section 4(2) and Regulation D under the Securities Act.

          4. On May 30, 1997, as part of the total purchase price for the HiFi Buys Acquisition, the Company issued a Warrant to HiFi Buys Incorporated, now known as HFB Associates LLC, exercisable for 104,960 shares of Common Stock. The exercise price for such HFB Associates Warrant is $8.08 per share. The Company also issued the HiFi Buys Note to HiFi Buys Incorporated at such time. The securities were sold pursuant to Section 4(2) and Regulation D under the Securities Act.

          5. On June 2, 1997, the Company issued the 1997 Notes in the aggregate amount of $15,000,000 to PNC Capital Corp, Exeter Venture Lenders, L.P., Exeter Equity Partners and Seacoast Capital Partners, L.P. The Company also issued to these lenders warrants exercisable for an aggregate of 629,566 shares of Common Stock. The exercise price under each such Warrant is $.002 per share. The securities were sold pursuant to
     Section 4(2) and Regulation D under the Securities Act.

          6. On June 2, 1997, the Company issued an aggregate of 866,425 shares of Series B Redeemable Convertible Preferred Stock to Weston Presidio Offshore Capital C.V., Natio Vie

     Developpement II, FCPR, BNP Venture Holding Corp., Jeffrey Bloomberg, Harriet Bloomberg, Matthew Bronfman, Advent Direct Investment Program Limited Partnership, Carolina Bloomberg, PNC Capital Corp, Exeter Venture Lenders, L.P. and BancBoston Investments Inc., at a purchase price of $8.08 per share. These shares will be converted into 866,425 shares of Common Stock upon consummation of the Offering. The securities were sold pursuant to Section 4(2) and Regulation D under the Securities Act.

          7. During the past three years, the Company has granted options to purchase an aggregate number of 866,630 shares to purchase Common Stock to 263 individuals, (some of which have terminated their employment with the Company) all of whom were at the time of grant employees or directors of the Company, pursuant to the Company's 1995 Stock Option Plan. These options have been granted under Section 4(2) of the Securities Act and/or Rule 701 under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENTS.

     (a) See the Exhibit Index included immediately preceding the exhibits to this Registration Statement.

     (b) Schedule II is included in this Registration Statement. All other schedules are not required under the instructions relating to the applicable accounting regulations of the Securities and Exchange Commission or are inapplicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS.

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on July 10, 1998.


                                          TWEETER HOME ENTERTAINMENT GROUP, INC.


                                          By:       /s/ JEFFREY STONE


                                            ------------------------------------

                                            Jeffrey Stone


                                            President and Chief Operations
                                              Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons in the capacities and on the dates indicated.


                     SIGNATURE                                     TITLE                      DATE
                     ---------                                     -----                      ----

               /s/ SAMUEL BLOOMBERG                  Director, Chairman of the Board     July 10, 1998
---------------------------------------------------    and Chief Executive Officer
        Samuel Bloomberg, By Jeffrey Stone;
               His Attorney-in-Fact.

                 /s/ JEFFREY STONE                   Director and President (Principal   July 10, 1998
---------------------------------------------------    Executive Officer)
                   Jeffrey Stone

                /s/ JOSEPH MCGUIRE                   Vice President and Chief Financial  July 10, 1998
---------------------------------------------------    Officer (Principal Financial
                  Joseph McGuire                       Officer and Principal Accounting
                                                       Officer)

               /s/ JEFFREY BLOOMBERG                 Director                            July 10, 1998
---------------------------------------------------
       Jeffrey Bloomberg, By Jeffrey Stone;
               His Attorney-in-Fact.

               /s/ MATTHEW BRONFMAN                  Director                            July 10, 1998
---------------------------------------------------
        Matthew Bronfman, By Jeffrey Stone;
               His Attorney-in-Fact.

                /s/ MICHAEL CRONIN                   Director                            July 10, 1998
---------------------------------------------------
         Michael Cronin, By Jeffrey Stone;
               His Attorney-in-Fact.

                                                                     SCHEDULE II

                     TWEETER HOME ENTERTAINMENT GROUP, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                         ADDITIONS
                                BALANCE AT   ---------------------------------   DEDUCTIONS   BALANCE AT
                                BEGINNING    CHARGED TO COSTS     CHARGED TO       NET OF       END OF
         DESCRIPTION            OF PERIOD      AND EXPENSES     OTHER ACCOUNTS   WRITE-OFFS     PERIOD
         -----------            ----------   ----------------   --------------   ----------   ----------
Allowance for doubtful
  accounts:
Six months ended March 31,
  1998........................     $631            $ --              $ --           $31          $600
Years ended
  September 30, 1997..........      440             191                --            --           631
  September 30, 1996..........       15             427                --             2           440
  September 30, 1995..........       15               4                --             4            15

                                 EXHIBIT INDEX

     (a) EXHIBITS:


EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
    **1.1     --   Form of Underwriting Agreement.
     *3.1     --   Certificate of Incorporation of the Company.
    **3.2     --   Amended and Restated Certificate of Incorporation of the
                   Company.
     *3.3     --   Articles of Organization of New England Audio Co., Inc., as
                   amended.
     *3.4     --   By-Laws of the Company.
    **3.5     --   Amended and Restated By-Laws of the Company.
     *3.6     --   By-Laws of New England Audio Co., Inc.
    **3.7     --   Form of Amended and Restated Certificate of Incorporation of
                   the Company, to be effective immediately prior to the
                   closing of the Offering.
    **3.8     --   Form of Amended and Restated By-Laws of the Company, to be
                   effective immediately prior to the closing of the Offering.
   ***4.1     --   Specimen Certificate representing the Common Stock.
    **4.2     --   Form of Shareholders' Rights Agreement to be effective
                   immediately prior to the closing of the Offering.
 +****5.1     --   Opinion of Goulston & Storrs, P.C. with respect to the
                   legality of the shares being offered.
    *10.1     --   Amended and Restated Registration Rights Agreement, dated as of May 30, 1997, as amended, among the Company and the
                   shareholders and warrantholders listed therein, as amended.
    *10.2     --   Warrant Purchase Agreement among the Company, PNC Capital
                   Corp, Seacoast Capital Partners, L.P. and Exeter Venture
                   Lenders, L.P., dated as of May 30, 1997, as amended.
  ***10.3     --   Stock Purchase Warrant issued to PNC Capital Corp dated June
                   5, 1998 for 209,855 shares of Common Stock of the Company.
  ***10.4     --   Stock Purchase Warrant issued to Seacoast Capital Partners,
                   L.P. dated June 5, 1998 for 209,855 shares of Common Stock of the Company.
  ***10.5     --   Stock Purchase Warrant issued to Exeter Venture Lenders,
                   L.P. dated as of June 5, 1998 for 104,928 shares of Common
                   Stock of the Company.
  ***10.6     --   Stock Purchase Warrant issued to Exeter Equity Partners,
                   L.P. dated as of June 5, 1998 for 104,928 shares of Common
                   Stock of the Company.
  ***10.7     --   Common Stock Warrant issued to HiFi Buys Incorporated dated
                   June 5, 1998 for 104,960 shares of Common Stock of the
                   Company.
    *10.8     --   Form of Common Stock Purchase Warrant dated June 5, 1998
                   issued by the Company pursuant to the Warrant and Debenture
                   Commitment.
     10.9     --   [Intentionally omitted]
     10.10    --   [Intentionally omitted]
    *10.11    --   Lease from James M. Salah of Boca Raton, Florida, as Trustee of JMS Realty Trust, to the Company for premises at 40
                   Hudson Road, Canton, Massachusetts, dated June 11, 1991.
    *10.12    --   1995 Stock Option Plan.
   **10.13    --   1998 Plan.
   **10.14    --   1998 Outside Director Stock Plan (included as Section 12 of
                   1998 Plan filed as Exhibit 10.13).

EXHIBIT NO.                                DESCRIPTION
-----------                                -----------
   **10.15    --   Employment Agreement between the Company and Samuel
                   Bloomberg to be effective upon the Offering.
   **10.16    --   Employment Agreement between the Company and Jeffrey Stone to be effective upon the Offering.
   **10.17    --   Employment Agreement between the Company and Joseph McGuire to be effective upon the Offering.
    *10.18    --   Employment Agreement between the Company and Fred Lokoff,
                   dated as of May 13, 1996 and amended as of April 23, 1997.
    *10.19    --   Employment Agreement between the Company and David Ginsburg, dated as of June 1, 1997.
    *10.20    --   Asset Purchase Agreement, dated as of May 30, 1997, between the Company and HiFi Buys Incorporated.
    *10.21    --   Purchase and Sale Agreement between Chadwick-Miller Inc. and
                   New England Audio Co., Inc. for premises at 10 Pequot Way,
                   Canton, MA, dated March 31, 1998.
    *10.22    --   Progressive Retailers Organization, Inc. Policy and
                   Procedures Manual.
   **11       --   Statement Re Computation of Per Share Earnings.
   **21.1     --   Subsidiaries of the Company.
 ****23.1     --   Consent of Deloitte & Touche LLP (Boston).
 ****23.2     --   Consent of Deloitte & Touche LLP (Atlanta).
 ****23.3     --   Consent of Deloitte & Touche LLP (Philadelphia).
   **23.4     --   Consent of Goulston & Storrs, P.C., counsel to the Company
                   (included in Exhibit 5.1).
   **23.5     --   Consent of Audio Video International Magazine.
   **23.6     --   Consent of TWICE Consumer Electronics Retail Registry.
   **23.7     --   Consent of DVD Video Group.
    *24.1     --   Power of Attorney (included on Signature Page).
   **27.1     --   Financial Data Schedule.


---------------

     + Supersedes and replaces exhibit of same numerical designation filed with the Commission on June 8, 1998.


     * Previously filed with the Commission on April 24, 1998.

    ** Previously filed with the Commission on June 8, 1998.


   *** Previously filed with the Commission on July 8, 1998.



  **** Filed herewith.


(b) FINANCIAL STATEMENT SCHEDULES

     Schedule II -- Valuation and Qualifying Accounts

     All other schedules have been omitted because they are not required or because the required information is given in the Consolidated Financial Statements or in the Notes thereto.